UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2014

MAST THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32157	84-1318182
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12390 El Camino Real, Suite 150 San Diego, California	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 858-552-0866

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 6, 2014, Mast Therapeutics, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Cowen and Company, LLC, as the representative of the underwriters identified therein (collectively, the “Underwriters”), pursuant to which the Company agreed to offer and sell up to 30,941,102 Series A units at a price per unit of $0.48 and up to 22,011,265 Series B units at a price per unit of $0.47 (the “Offering”). Each Series A unit will consist of one share of common stock and one-half of a warrant. Each whole warrant will be exercisable for one share of common stock. The shares of common stock and the warrants included in the Series A units will be issued separately but can only be purchased together in the Series A units in this offering. The Series B units will be offered and sold to those purchasers whose purchase of Series A units in the Offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of the Company’s outstanding common stock following the completion of the Offering. The pre-funded warrants and the warrants included in the Series B units will be issued separately but can only be purchased together in the Series B units in this offering.

Each Series B unit will consist of one pre-funded warrant and one-half of a warrant. Each pre-funded warrant will be exercisable for one share of common stock. Each whole warrant will be exercisable for one share of common stock. We refer to the warrants included in the Series A units and the Series B units (but not the pre-funded warrants), collectively, as the “Warrants.” We refer to the pre-funded warrants included in the Series B units, collectively, as the “Pre-Funded Warrants.”

Each Pre-Funded Warrant will have an initial exercise price of $0.01 per share, will be exercisable upon issuance, and will expire five years from the date of issuance. Each Warrant will have an initial exercise price of $0.75 per share, will be exercisable upon issuance, and will expire five years from the date of issuance.

The Company expects to receive $21 million in gross proceeds from the Offering, before underwriting discounts and commissions and estimated Offering expenses.

The Underwriting Agreement contains representations, warranties and covenants that are customary for transactions of this type. The securities sold in the Offering are expected to be delivered to the Underwriters on or about November 12, 2014, subject to the satisfaction of customary closing conditions.

Also on November 6, 2014, the Company entered into a Pre-Funded Warrant Agent Agreement (the “Pre-Funded Warrant Agent Agreement”) and a Warrant Agent Agreement (the “Warrant Agent Agreement” and, together with the Pre-Funded Warrant Agent Agreement, the “Warrant Agent Agreements”) with American Stock Transfer & Trust Company, LLC (the “Transfer Agent”), pursuant to which the Company engaged the Transfer Agent to act as registrar and transfer agent for the Pre-Funded Warrants and the Warrants, respectively. The terms and conditions of the Pre-Funded Warrants are set forth in the Pre-Funded Warrant Agent Agreement and the form of Pre-Funded Warrant is attached as Exhibit A thereto. The terms and conditions of the Warrants are set forth in the Warrant Agent Agreement and the form of Warrant is attached as Exhibit A thereto. The Pre-Funded Warrants and the Warrants initially will be issued in the form of global securities held in book-entry form. The Pre-Funded Warrants and the Warrants initially will be represented by one or more permanent global certificates in fully registered form and will be deposited with a custodian for, and registered in the name of, a nominee of The Depository Trust Company, New York, New York (“DTC”), as depository. Owners of beneficial interests in the Pre-Funded Warrants and the Warrants represented by the global securities will hold their interests pursuant to the procedures and practices of DTC and must exercise any rights in respect of their interests in accordance with the procedures and practices of DTC. As a result, beneficial interests in any such securities will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants and any such interest may not be exchanged for certificated securities, except in limited circumstances. Beneficial owners will not be holders and will not be entitled to any rights provided to the holders of the Pre-Funded Warrants and the Warrants under the global securities or the global warrant. The Company and any of its agents may treat DTC as the sole holder and registered owner of the global securities.

Subject to limited exceptions, a holder of the Pre-Funded Warrants or the Warrants will not have the right to exercise any portion of such securities if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of the Company’s common stock outstanding immediately after the exercise. The exercise price of the Warrants, and in some cases the number of shares of common stock issuable upon exercise of the Warrants, will be subject to adjustment in the event of stock splits, stock dividends, combinations, rights offerings and similar events affecting the common stock. In addition, in the event the Company consummates a merger or consolidation with or into another person or other reorganization event in which the common stock is converted or exchanged for securities, cash or other property, or the Company sells, leases, licenses or otherwise disposes of all or substantially all of its assets or the Company or another person acquire 50% or more of the outstanding common stock, then following such event, the holders of the Pre-Funded Warrants and the Warrants will be entitled to receive upon exercise of such Pre-Funded Warrants or Warrants the same kind and amount of securities, cash or property which the holders would have received had they exercised the Pre-Funded Warrants or the Warrants, respectively, immediately prior to such fundamental transaction. Any successor to the Company or surviving entity shall assume the obligations under the Pre-Funded Warrants and the Warrants.

The holders must surrender payment in cash of the aggregate exercise price of the shares being acquired upon exercise of the Pre-Funded Warrants and the Warrants. If, however, the Company is unable to offer and sell the shares underlying the Pre-Funded Warrants and the Warrants pursuant to the prospectus under which the Company issued and sold the Pre-Funded Warrants and the Warrants due to the ineffectiveness of the registration statement of which that prospectus is a part or the date of exercise is more than two years since the date of issuance, then the Pre-Funded Warrants or the Warrants may be exercised on a “net” or “cashless” basis. No fractional shares of common stock will be issued in connection with the exercise of a Pre-Funded Warrants or Warrant. In lieu of fractional shares, the Company will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

The securities offered in the Offering were registered for offer and sale on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), by the Company’s Registration Statement on Form S-3 (Registration No. 333-179989), which was declared effective by the Securities and Exchange Commission (the “SEC”) on May 1, 2012. In connection with this Offering, the Company will file with the SEC a prospectus supplement pursuant to Rule 424(b) under the Securities Act.

Copies of the Underwriting Agreement, form of Pre-Funded Warrant Agent Agreement, form of Pre-Funded Warrant, form of Warrant Agent Agreement, and form of Warrant are filed herewith as Exhibits 1.1, 4.1, 4.2, 4.3, and 4.4, respectively, and are incorporated herein by reference. The foregoing description of the Underwriting Agreement, Pre-Funded Warrants, and Warrants does not purport to be complete and is qualified in its entirety by reference to such exhibits.

The legal opinion, including the related consent, of DLA Piper LLP (US) is filed as Exhibit 5.1 to this Current Report.

This Current Report contains forward-looking statements that involve risk and uncertainties, such as statements related to the anticipated closing of the Offering and the amount of net proceeds expected from the Offering. The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, as well as other risks detailed from time to time in the Company’s SEC filings.

Item 8.01	Other Events.

On November 5, 2014, the Company issued a press release announcing that it had commenced the Offering, and on November 6, 2014, the Company issued a press release announcing that it had priced the Offering. Copies of these press releases are filed as Exhibits 99.1 and 99.2 hereto, respectively.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The list of exhibits called for by this Item is incorporated by reference to the Exhibit Index immediately following the signature page of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Mast Therapeutics, Inc.

November 6, 2014	By:	/s/ Patrick L. Keran
	Name:	Patrick L. Keran
	Title:	President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement between the Company and Cowen and Company, LLC, as the representative of the Underwriters, dated November 6, 2014.

4.1	Form of Pre-Funded Warrant Agent Agreement.

4.2	Form of Pre-Funded Warrant.

4.3	Form of Warrant Agent Agreement.

4.4	Form of Warrant.

5.1	Opinion of DLA Piper LLP (US).

23.1	Consent of DLA Piper LLP (US) (contained in Exhibit 5.1).

99.1	Press release of Mast Therapeutics, Inc. dated November 5, 2014, titled “Mast Therapeutics Announces Underwritten Public Offering.”

99.2	Press release of Mast Therapeutics, Inc. dated November 6, 2014, titled “Mast Therapeutics Announces Pricing of Underwritten Public Offering.”